                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                    CONTACT: CHERYL STEWART
                                                                    901.767.7005


RFS Reports Fourth Quarter Results Exceed Analysts' Expectations, Declares Dividend


Memphis, Tennessee, January 31, 2002 - RFS Hotel Investors, Inc. (NYSE:RFS) today announced funds from operations (FFO) for the fourth quarter ended December 31, 2001, of $6.9 million, or $0.25 per share, compared to $13.5 million, or $0.50 per share, for the same quarter a year ago, a decline of 50% in FFO per share. Following the events of September 11, 2001, the Company announced on November 1, 2001, that it expected its fourth quarter FFO to range from $0.10 to $0.25 per share. FFO results were $0.06 higher than the consensus analysts' estimate of $0.19. FFO for the year ended December 31, 2001, was $51.2 million, or $1.85 per share, compared to 2000 FFO of $64.2 million, or $2.37 per share, a decline of 22% in FFO per share.

FOURTH QUARTER HIGHLIGHTS

- Comparable hotels revenue per available room (RevPAR) declined 15.9% for the quarter. The following represents changes in RevPAR as compared to the prior year comparable periods by market segment:


                                                     REVPAR CHANGE
                                                     -------------
                                            Quarter              Year to Date
                                            -------              ------------

         Comparable Hotels                     58                   56
         Full Service                        (26.6%)              (10.4%)
         Extended Stay                       ( 8.4%)              ( 1.3%)
         Limited Service                     ( 6.0%)              ( 0.3%)
                                            --------             --------
            Total                            (15.9%)              ( 4.6%)


- The Company's 10 California hotels experienced an average decline in quarterly RevPAR of 29.7%. The California hotels represented 33% of the Company's quarterly room revenue. The six hotels in northern California, consisting of two in San Francisco and four in Silicon Valley, experienced an average decline in quarterly RevPAR of 42.7%. Exclusive of these six northern California hotels, RevPAR declined 6.9% for the quarter.

- Hotel operating margins (pro forma hotel EBITDA as a percentage of total revenue) declined 6.6 percentage points in the quarter. For the year, hotel operating margins declined 3.2 percentage points.

- Earnings before interest, taxes, depreciation and amortization (EBITDA) decreased 28.7% to $14.3 million for the quarter and declined 9.4% for the year.

- The Company realized an unleveraged FFO return on investment of 11.3% in its 56 comparable hotels for the year ended December 31, 2001. Based upon the Company's approximate 38% leverage and average borrowing costs of 7.9%, the Company realized a leveraged return on investment of 13.4%.

- EBITDA for the year ended December 31, 2001, was 3.3 times the Company's interest costs.

-        Total debt was reduced by $1.6 million during the quarter.

Randy Churchey, president and chief operating officer, said, "Operating results for the quarter were somewhat better than we anticipated for two reasons. First, the RevPAR decline of 15.9% was at the low end of the 15% to 25% range we expected. Second, Flagstone Hospitality, which operates 52 of our 58 properties, did an outstanding job of controlling costs. Although revenue declined by $9.9 million during the quarter, hotel EBITDA declined by only $7.3 million.

Our RevPAR results were adversely impacted by the six northern California hotels which continue to experience a dramatic fall off in business. Although we have increased our market share at these hotels, the combination of the dot-com debacle, well-publicized energy problems, a light convention calendar, the Japanese recession, and the terrorist acts of September 11, have resulted in an inordinately difficult operating environment in that market."

Based upon studies performed by Smith Travel Research, an independent firm which provides information on the hospitality industry, RFS's hotels, for the year outperformed their competitors in most markets. Mr. Churchey stated, "45 of our 58 hotels increased their market share in 2001 as measured by changes in RevPAR versus their competitive set of hotels. On average, our hotels increased market share by 4.6% during the year; and in northern California, one of the more difficult and competitive markets, our market share increased 12.2%."

CAPITAL

Despite the fact that FFO per share declined 50% during the quarter and 22% for the year ended December 31, 2001, the Company:

-        reduced debt by $1.6 million during the quarter;

-        earned a leveraged return on its investments of 13.4% for the year;

- continued to maintain one of the least leveraged balance sheets in the industry with total debt equal to only 3.7 times EBITDA; and

- generated operating cash flow (EBITDA less interest), for the year ended December 31, 2001 of $57.1 million. This represents funds available for payment of capital expenditures, debt reduction, and dividends.

Kevin Luebbers, RFS executive vice president and chief financial officer, stated "Since inception of RFS as a public company in 1993, we have adhered to three simple principles in managing our business: (1) minimize debt and maintain a strong, liquid balance sheet; (2) invest in assets where we are likely to receive a cash return which is greater than our cost of capital; and (3) maintain reasonable diversification in terms of geography, brand, and market segment. The benefits of this strategy are very apparent in difficult times such as the present. Our balance sheet continues to be strong, our debt coverage ratios are among the best in the hotel industry, our return on investment compares favorably to any other hotel company, and the Company's diversification strategy minimizes risks. We believe our results since our 1993 IPO prove that this strategy is the best way to get the highest risk-adjusted return over time."

OUTLOOK AND DIVIDENDS

Robert Solmson, RFS chairman and chief executive officer, indicated, "We stated on November 1 that it is extremely difficult, given the uncertainty of political events, to make accurate projections in this environment. However, we did indicate that we felt it was reasonable for our shareholders to expect FFO per share ranging from $1.55 to $1.75 per share in 2002 and, based upon this range of FFO per share, an annual dividend of $1.00 to $1.20 per share. This range assumes a mild economic recovery in the second half of 2002, resulting in flat to a 4% decline in RevPAR for 2002. We are still comfortable with these estimates and, therefore, are declaring a first quarter dividend of $0.25 per share payable on February 15, 2002, to shareholders of record on February 5, 2002."

"Fortunately, our balance sheet is strong and we have no significant debt maturities prior to June 30, 2004. Additionally, the Company has spent over $80 million in the last four years on capital improvements which will permit us to reduce capital expenditures to approximately $9 million in 2002. Obviously, this is very beneficial and will enhance our ability to continue paying meaningful dividends to our shareholders during this difficult operating period."

RFS Hotel Investors, Inc. (RFS) is a real estate investment trust (REIT) that owns 58 hotels with approximately 8,400 rooms located in 24 states. RFS's hotel portfolio is diversified by geography, brand and segment. Leading brands under which RFS hotels are operated include Sheraton(R), Residence Inn by Marriott(R), Hilton(R), Doubletree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). By segment, RFS receives approximately 42% of its EBITDA from full service hotels, 33% from extended stay hotels and 25% from limited service hotels. Additional information can be found on the Company's website at www.rfshotel.com.

Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. From time to time, these risks are discussed in the Company's filings with the Securities and Exchange Commission.

                            RFS HOTEL INVESTORS, INC.
                             KEY COMPANY STATISTICS
                         QUARTER ENDED DECEMBER 31, 2001



                              OPERATING STATISTICS

Total Revenues                             $48.6 million            EBITDA                            $14.3 million

% Decrease in Revenues(1)                   16.9%                   % Decrease in EBITDA                 28.7%

FFO                                        $ 6.9 million            % of Hotel EBITDA(2)
                                                                         Full Service Hotels             42%
% Decrease in FFO                           48.7%                        Extended Stay Hotels            33%
                                                                         Limited Service Hotels          25%
FFO per Share                              $ 0.25

% Decrease in FFO per Share                 49.7%




                               CAPITAL STATISTICS

EBITDA/Interest(2)                         3.3x                     Debt/EBITDA(2)                    3.7x

EBITDA/Interest and                        2.9x                     Percentage of fixed               96%
Preferred Dividends(2)                                              interest rate debt







---------------
(1) As compared to pro forma three months ended December 31, 2000, as if the Hilton lease termination occurred on January 1, 2000.
(2)      EBITDA information is for the year ended December 31, 2001.

                            RFS HOTEL INVESTORS, INC.
                         CONSOLIDATED INCOME STATEMENTS
            FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           QUARTER ENDED                  YEAR ENDED
                                                                     DECEMBER 31,  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                         2001          2000             2001             2000
                                                                     ------------  ------------     ------------     ------------
Revenue:
  Rooms                                                              $ 39,232                         $ 188,725
  Food and beverage                                                     4,490                            17,695
  Other operating departments                                           1,872                             9,103
  Lease revenue (1)                                                     1,197       $  23,838             5,782         $ 106,574
  Deferred revenue (1)                                                  1,697          18,715
  Other                                                                   156             132               573               785
                                                                     --------       ---------         ---------         ---------
     Total hotel revenue                                               48,644          42,685           221,878           107,359
                                                                     --------       ---------         ---------         ---------

Hotel operating expenses by department:

  Rooms                                                                 8,249                            37,000
  Food and beverage                                                     3,286                            13,533
  Other operating departments                                             607                             2,201
Undistributed operating expenses:
  Property operating costs                                              4,877                            22,550
  Property taxes, insurance and other                                   3,330           2,379            12,848            10,747
  Franchise costs                                                       3,724                            17,007
  Maintenance and repair                                                2,193                             9,741
  Management fees                                                       1,810                             5,762
  General and administrative                                            3,502                            15,228
                                                                     --------       ---------         ---------         ---------
    Total hotel operating expenses                                     31,578           2,379           135,870            10,747
                                                                     --------       ---------         ---------         ---------

Net hotel operating income (Hotel EBITDA)                              17,066          40,306            86,008            96,612

Corporate expenses:
  Depreciation                                                          7,352           6,898            29,605            27,198
  Amortization of deferred expenses and unearned compensation             606             477             2,738             1,710
  Interest expense                                                      5,961           5,720            24,688            23,016
  General and administrative                                            1,085           1,554             4,208             6,304
  Hilton lease termination                                                                               65,496
  (Gain) loss on sale of hotel properties                                  73            (651)           (1,127)            4,376
  Minority interest in income (loss) of Operating Partnership               8           2,351            (1,157)            3,218
                                                                     --------       ---------         ---------         ---------

Income (loss) before income taxes                                       1,981          23,957           (38,443)           30,790
Provision for (benefit from) income taxes                                 493                           (24,714)
                                                                     --------       ---------         ---------         ---------

Net income (loss)                                                       1,488          23,957           (13,729)           30,790
Preferred stock dividends                                                (782)           (356)           (3,125)           (1,412)
Gain on redemption of Series A Preferred Stock                                                            5,141
                                                                     --------       ---------         ---------         ---------

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS                  $    706       $  23,601         $ (11,713)        $  29,378
                                                                     ========       =========         =========         =========

  Diluted earnings (loss) per share                                  $   0.03       $    0.98         $   (0.47)        $    1.20
  Weighted average common shares and equivalents outstanding           25,235          24,565            25,045            24,580



 (1) Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three months ended December 31, 2001 and 2000, five and fifty-nine hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

                            RFS HOTEL INVESTORS, INC.
                          CALCULATION OF FFO AND EBITDA
            FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2001 AND 2000
                      (in thousands, except per share data)

                                                                                Quarter Ended                   Year Ended
                                                                           December 31,   December 31,   December 31,  December 31,
                                                                              2001            2000          2001           2000
                                                                           -----------    -----------    -----------   ------------
Funds from operations:
Net income (loss)                                                           $    1,488     $   23,957     $  (13,729)    $   30,790
Minority interest in income (loss) of Operating Partnership                          8          2,351         (1,157)         3,218
Hilton lease termination                                                                                      65,496
Deferred revenue                                                                (1,697)       (18,715)
Deferred income taxes related to Hilton lease termination                          473                       (24,734)
(Gain) loss on sale of hotel properties                                             73           (651)        (1,127)         4,376
Preferred stock dividends                                                         (782)          (356)        (3,125)        (1,412)
Depreciation                                                                     7,352          6,898         29,605         27,198
                                                                            ----------     ----------     ----------     ----------

     FUNDS FROM OPERATIONS                                                  $    6,915     $   13,484     $   51,229     $   64,170
                                                                            ==========     ==========     ==========     ==========

Weighted average common shares, partnership units
   and potential dilutive shares outstanding                                    27,694         27,126         27,655         27,120

     FFO PER SHARE                                                          $     0.25     $     0.50     $     1.85     $     2.37

Earnings before interest, taxes, depreciation and
   amortization (EBITDA):
FFO                                                                         $    6,915     $   13,484     $   51,229     $   64,170
Interest expense                                                                 5,961          5,720         24,688         23,016
Current income taxes                                                                20                            20
Amortization                                                                       606            477          2,738          1,710
Preferred stock dividends                                                          782            356          3,125          1,412
                                                                            ----------     ----------     ----------     ----------

     CORPORATE EBITDA                                                       $   14,284     $   20,037     $   81,800     $   90,308
                                                                            ==========     ==========     ==========     ==========

                            RFS HOTEL INVESTORS, INC.
                         CONSOLIDATED INCOME STATEMENTS
          FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2001 AND 2000
                      (in thousands, except per share data)


                                                                                    Quarter Ended                Year Ended
                                                                              Actual      Pro Forma (2)    Actual      Pro Forma (2)
                                                                           December 31,   December 31,   December 31,   December 31,
                                                                               2001           2000          2001            2000
                                                                           -----------    ------------   -----------   ------------
Revenue:
        Rooms                                                               $   39,232     $   47,179     $  188,725     $  199,934
        Food and beverage                                                        4,490          5,366         17,695         19,693
        Other operating departments                                              1,872          2,398          9,103          9,804
        Lease revenue (1)                                                        1,197          1,470          5,782          5,877
        Deferred revenue (1)                                                     1,697          1,946
        Other                                                                      156            175            573            939
                                                                            ----------     ----------     ----------     ----------
              Total hotel revenue                                               48,644         58,534        221,878        236,247
                                                                            ----------     ----------     ----------     ----------

Hotel operating expenses by department:
        Rooms                                                                    8,249          9,479         37,000         38,195
        Food and beverage                                                        3,286          3,796         13,533         14,489
        Other operating departments                                                607            575          2,201          2,287
Undistributed operating expenses:
        Property operating costs                                                 4,877          6,026         22,550         23,047
        Property taxes, insurance and other                                      3,330          2,674         12,848         11,763
        Franchise costs                                                          3,724          3,872         17,007         16,161
        Maintenance and repair                                                   2,193          2,480          9,741          9,760
        Management fees                                                          1,810          1,374          5,762          5,735
        General and administrative                                               3,502          3,845         15,228         15,651
                                                                            ----------     ----------     ----------     ----------
              Total hotel operating expenses                                    31,578         34,121        135,870        137,088
                                                                            ----------     ----------     ----------     ----------

Net hotel operating income (Hotel EBITDA)                                       17,066         24,413         86,008         99,159

Corporate expenses:
        Depreciation                                                             7,352          6,742         29,605         26,575
        Amortization of deferred expenses and unearned compensation                606            480          2,738          1,710
        Interest expense                                                         5,961          6,073         24,688         24,427
        General and administrative                                               1,085          1,556          4,208          6,304
        Hilton lease termination                                                                              65,496
        (Gain) Loss on sale of hotel properties                                     73            376         (1,127)         4,376
        Minority interest in income (loss) of Operating Partnership                  8            652         (1,157)         3,218
                                                                            ----------     ----------     ----------     ----------

Income before income taxes                                                       1,981          8,534        (38,443)        32,549
Provision for (benefit from) income taxes                                          493            542        (24,714)         2,679
                                                                            ----------     ----------     ----------     ----------

Net income (loss)                                                                1,488          7,992        (13,729)        29,870
Preferred stock dividends                                                         (782)          (782)        (3,125)        (3,125)
Gain on redemption of Series A Preferred Stock                                                                 5,141
                                                                            ----------     ----------     ----------     ----------

Net income (loss) applicable to common shareholders                         $      706     $    7,210     $  (11,713)    $   26,745
                                                                            ==========     ==========     ==========     ==========

        Diluted earnings per share                                          $     0.03     $     0.29     $    (0.47)    $     1.09
        Weighted average common shares and equivalents outstanding              25,235         24,565         25,045         24,580

(1) Deferred revenue is recorded for the Company's hotels which are leased to third parties in accordance with Staff Accounting Bulletin 101 which requires deferral of certain revenue until the third and fourth quarters. For the three months ended December 31, 2001 and 2000, five and fifty-nine hotels were leased to third-party lessees, respectively. SAB 101 has no effect on rent payments under the Company's third-party leases or the Company's cash flow and no impact on full year revenue.

(2) Assumes that the Hilton lease termination transaction, the sales of three hotels in 2000 and early 2001, the redemption of the Company's Series A Preferred Stock and the issuance of the Company's Series B Preferred Stock occurred on January 1, 2000. It includes the results of the Farmington Hills hotel which was sold on May 31, 2001.

                            RFS HOTEL INVESTORS, INC.
                   CALCULATION OF PRO FORMA FFO AND EBITDA(2)
            FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 QUARTER ENDED                           YEAR ENDED
                                                      --------------------------------         --------------------------------
                                                                             PRO                                      PRO
                                                        ACTUAL             FORMA(2)              ACTUAL              FORMA(2)
                                                      DECEMBER 31,        DECEMBER 31,         DECEMBER 31,        DECEMBER 31,
                                                         2001                2000                 2001                 2000
                                                      ------------        ------------         ------------        ------------
Funds from operations:
Net income (loss)                                      $   1,488           $   7,992           $ (13,729)          $  29,870
Minority interest in income
   (loss) of Operating
   Partnership                                                 8                 652              (1,157)              3,218
Hilton lease termination                                                                          65,496
Deferred revenue                                          (1,697)             (1,946)
Deferred income taxes related
   to Hilton lease termination                               473                 542             (24,734)              2,679
(Gain) loss on sale of hotel
   properties                                                 73                 376              (1,127)              4,376
Preferred stock dividends                                   (782)               (782)             (3,125)             (3,125)
Depreciation                                               7,352               6,742              29,605              26,575
                                                       ---------           ---------           ---------           ---------
  FUNDS FROM OPERATIONS                                $   6,915           $  13,576           $  51,229           $  63,593
                                                       =========           =========           =========           =========

Weighted average common
   shares, partnership units
   and potential dilutive
   shares outstanding                                     27,694              27,126              27,655              27,120
  FFO PER SHARE                                        $    0.25           $    0.50           $    1.85           $    2.34
Earnings before interest, taxes, depreciation
    and amortization (EBITDA):
  FFO                                                  $   6,915           $  13,576           $  51,229           $  63,593
  Interest expense                                         5,961               6,073              24,688              24,427
  Current income taxes                                        20                  20
  Amortization                                               606                 480               2,738               1,710
  Preferred stock dividends                                  782                 782               3,125               3,125
                                                       ---------           ---------           ---------           ---------
  CORPORATE EBITDA                                     $  14,284           $  20,911           $  81,800           $  92,855
                                                       =========           =========           =========           =========

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                         2001                  2000
                                                                                     ------------          ------------
                                                       ASSETS
Investment in hotel properties, net                                                   $  615,562            $  635,997
Cash and cash equivalents                                                                  5,735                 3,681
Restricted cash                                                                            6,817                 4,929
Accounts receivable                                                                        5,533                13,041
Notes receivable                                                                                                   626
Deferred expenses, net                                                                     6,964                 6,814
Other assets                                                                               3,517                 8,379
Deferred income taxes                                                                     24,734
                                                                                      ----------            ----------
             Total assets                                                             $  668,862            $  673,467
                                                                                      ----------            ----------

                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                                                 $   20,857            $   12,734
Borrowings on Line of Credit                                                              81,188                50,273
Long-term obligations                                                                    219,947               227,158
Minority interest in Operating Partnership, 2,458 and 2,562
     units issued and outstanding at December 31, 2001 and
     2000, respectively                                                                   31,059                34,848
                                                                                      ----------            ----------
             Total liabilities                                                           353,051               325,013
                                                                                      ----------            ----------

Preferred Stock, $.01 par value, 5,000 shares authorized,
   250 shares issued and outstanding at December 31, 2001                                 25,000
                                                                                      ----------

Commitments and contingencies

Shareholders' equity:
  Preferred Stock, $.01 par value, 5,000 shares
    authorized, 974 shares issued and outstanding at December 31, 2000                                              10
  Common Stock, $.01 par value, 100,000 shares
    authorized, 25,811  and 25,088 shares issued at December 31, 2001
    and 2000, respectively                                                                   258                   251
  Additional paid-in capital                                                             368,361               374,910
  Other comprehensive income                                                              (3,220)
  Treasury stock, at cost, 576 shares                                                     (8,100)               (8,100)
  Distributions in excess of earnings                                                    (66,488)              (18,617)
                                                                                      ----------            ----------
          Total shareholders' equity                                                     290,811               348,454
                                                                                      ----------            ----------
             Total liabilities, preferred stock and shareholders' equity              $  668,862            $  673,467
                                                                                      ==========            ==========

                            RFS HOTEL INVESTORS, INC.

                    COMPARABLE HOTEL OPERATING STATISTICS (1)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2001

                                    ADR                                OCCUPANCY                              REVPAR
                       ----------------------------         ------------------------------        -----------------------------
                                         VARIANCE VS.                          VARIANCE VS                          VARIANCE VS
   Segment                2001              2000                2001              2000               2001              2000
                       ----------        ----------         ------------        ----------        ----------        -----------
Full Service           $   100.65             (13.2)%              57.6%        (10.6 pts)        $    57.99             (26.6)%
Extended Stay          $    94.47               0.4%               71.4%         (6.9 pts)        $    67.43              (8.4)%
Limited Service        $    68.62              (0.9)%              58.9%         (3.2 pts)        $    40.45              (6.0)%
                       ----------        ----------          ----------         ----------        ----------        ----------

TOTAL                  $    87.19              (6.6)%              61.7%         (6.8 pts)        $    53.83             (15.9)%
                       ==========        ==========          ==========         ==========        ==========        ==========

FOR THE YEAR ENDED DECEMBER 31, 2001

                                    ADR                                OCCUPANCY                              REVPAR
                       ----------------------------         ------------------------------        -----------------------------
                                         VARIANCE VS.                          VARIANCE VS                          VARIANCE VS
   Segment                2001              2000                2001              2000               2001              2000
                       ----------        ----------         ------------        ----------        ----------        -----------

Full Service           $   108.52              (2.0)%              67.9%         (6.4 pts)        $    73.73             (10.4)%
Extended Stay          $    96.55               2.0%               78.5%         (2.7 pts)        $    75.83              (1.3)%
Limited Service        $    70.91               1.8%               67.4%         (1.4 pts)        $    47.79              (0.3)%
                       ----------        ----------          ----------         ----------        ----------        ----------

TOTAL                  $    90.50              (0.1)%              70.7%         (3.3 pts)        $    63.95              (4.6)%
                       ==========        ==========          ==========         ==========        ==========        ==========

(1) For the three months ended December 31, 2001, includes all 58 hotels owned. For the year ended December 31, 2001, includes 56 of the 58 hotels owned. Excludes the Hilton San Francisco Fisherman's Wharf hotel, which underwent renovation and was converted from a Ramada Plaza in 2000, and the Sheraton Hotel in Birmingham, Alabama, which was undergoing renovation in 2000.

                            RFS HOTEL INVESTORS, INC.

                        RETURN ON INVESTMENT ANALYSIS (1)

                             AS OF DECEMBER 31, 2001
                             (AMOUNTS IN THOUSANDS)

                                       Total
                                     Investment,        EBITDA for the
                                       Before              Year Ended          Return on
                                   Depreciation (2)    December 31, 2001      Investment
                                   ----------------    -----------------      ----------
Full Service                          $300,029             $ 32,853              10.9%

Extended Stay                         $220,754             $ 28,240              12.8%

Limited Service                       $209,654             $ 21,328              10.2%
                                      --------             --------             -----

Total                                 $730,437             $ 82,421              11.3%
                                      --------             --------             -----

(1) Includes 56 of the 58 hotels owned at December 31, 2001. Excludes two hotels undergoing major renovations (Hilton San Francisco Fisherman's Wharf which was converted from a Ramada Plaza in 2000 and the Sheraton Hotel in Birmingham which was undergoing renovation in 2000).

(2) Total investment includes original cost and all capital expenditures since acquisition. Also includes the costs associated with the Hilton lease termination of approximately $60 million. These costs were required to be written-off as a cancellation of executory contracts and therefore are not included on the balance sheet. However, for return on investment analysis, this amount is included in the total investment.

                            RFS HOTEL INVESTORS, INC.
                                OUTSTANDING DEBT
                                DECEMBER 31, 2001

                                    BALANCE                      INTEREST RATE                          MATURITY
                                 --------------                  -------------                      --------------
                                 (in thousands)
             Line of Credit        $  81,188            LIBOR + 200bp       Fixed/Variable (1)         July 2004
             Mortgage                 33,181                6.83%               Fixed                 August 2008
             Mortgage                 25,000                7.30%               Fixed                November 2011
             Mortgage                 92,087                7.83%               Fixed                December 2008
             Mortgage                 18,271                8.22%               Fixed                November 2007
             Mortgage                 51,408                8.00%               Fixed                 August 2010
                                   ---------

                                   $ 301,135
                                   =========

(1) $40.0 million carries a fixed interest rate of 6.535% plus 200 basis points at December 31, 2001 through an interest rate swap maturing in July 2003. In addition, $30.0 million carries a fixed interest rate of 4.775% plus 200 basis points at December 31, 2001 through a second interest rate swap maturing in July 2003.

                                    DEBT MATURITIES
                                     (in millions)
                       2002              $  6.5
                       2003                 7.0
                       2004                88.7
                       2005                 8.2
                       2006                 8.8
                    Thereafter            181.9
                                         ------

                                         $301.1
                                         ======

         Weighted average maturity of fixed rate debt is 7.3 years. (Excludes $70.0 million of the Line of Credit that carries fixed interest rates through interest rate swaps)